UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2016

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Adamis Pharmaceuticals Corporation 2016 Bonus Plan

At a meeting held on March 9, 2016, the independent members of the Board of Directors of Adamis Pharmaceuticals Corporation (the “Company”), based on a recommendation by the Compensation Committee, approved the Adamis Pharmaceuticals Corporation 2016 Bonus Plan (the “2016 Bonus Plan”). The 2016 Bonus Plan is substantially similar to the 2015 Bonus Plan approved in March 2015 with respect to the 2015 year. The terms of the 2016 Bonus Plan establish for each level of Company employee, including the Company’s executive officers but excluding the Company’s field sales employees, a target cash bonus amount, expressed as a percentage of base salary. Bonus payments will be based on an evaluation by the Compensation Committee, as well as the independent members of the Board of Directors, of the Company’s achievement of corporate performance goals for 2016. The corporate performance goals for 2016 were also approved by the Compensation Committee of the Board of Directors at a meeting held on March 9, 2016, and include the achievement of performance targets and business goals tied to the Company’s financial results, capital raising and strategic activities, clinical development and regulatory filings and approvals, clinical trials and related results and product development activities.

The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Adamis Pharmaceuticals Corporation 2016 Bonus Plan*

* Represents a compensatory plan of arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: March 14, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer